                                                                       Exhibit 2
                                                                       ---------


                                    AGREEMENT
                                    ---------

                  AGREEMENT (the "Agreement"), dated as of December 14, 1998, by and among Columbia Laboratories, Inc., a Delaware corporation (the "Company"), William J. Bologna and Norman M. Meier (the "Management Group"), and James J. Apostolakis, David Ray, Bernard Marden, Anthony R. Campbell, David M. Knott and Knott Partners, L.P. (Messrs. Apostolakis, Ray, Marden, Campbell and Knott, together with Knott Partners, L.P., being referred to herein, collectively, as the "Signing Stockholders").

                  WHEREAS, the Company and certain of the Signing Stockholders have been engaged in discussions regarding the management and operation of the Company in anticipation of the Company's 1998 Annual Meeting of Stockholders (the "1998 Meeting"); and

                  WHEREAS, the Company and the Signing Stockholders desire to enter into this Agreement to express their understandings and agreements with respect to the nomination of persons to serve on the Board of Directors of the Company during the period commencing on the date hereof and ending immediately prior to the Company's 2000 Annual Meeting of Stockholders or December 31, 2000, if sooner (the "Term").

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. 1998 Annual Meeting. As soon as reasonably practicable
                     -------------------
after the date hereof, the Company shall establish a record date of December 28, 1998 for purposes of determining eligibility to vote at the 1998 Meeting. The Company shall call the 1998 Meeting to be held at 10:00 A.M., E.D.T., on January 28, 1999, at such location as the Company may determine within the City of New York. The 1998 Meeting shall not be cancelled or adjourned without the consent of the Signing Stockholders.

                  2. Increase in Directorships. The Company agrees that during
                     -------------------------
the Term it will not change the size of the Company's Board of Directors without the consent of a majority of the New Designees (as defined below). Notwithstanding the foregoing, the Company (i) may increase the number of members of the Board of Directors by one member to include as a director the person separately disclosed to James J. Apostolakis in writing by a letter dated the date hereof (the "Approved Designee") and (ii) shall increase the number of members of the Board of Directors by one additional member to include as a director, if designated and approved in accordance with Section 3(a) hereof, the Additional New Designee (as defined below).

                  3.   Board of Directors.
                       -------------------

                  (a) For the duration of the Term, the Company agrees that it will take all actions reasonably within its power, including those actions specified in Section 3(c), to provide that the Board of Directors of the Company will include five (5) persons designated by the Management Group (the "Incumbent Designees"), which shall initially consist of Messrs. William J. Bologna, Norman
M. Meier, Dominique de Ziegler, Jean Carvais and Robert C. Strauss, and three
(3) persons designated by the Signing Stockholders, which shall initially consist of Messrs. James J. Apostolakis, Dennis M. O'Donnell and Selwyn P. Oskowitz (together with any Additional New Designee, the "New Designees"). Within ninety (90) days after the date hereof, the Signing Stockholders may designate a fourth person to serve on the Board of Directors (the "Additional New Designee"), which person shall be subject to the approval of a majority of the Incumbent Designees, such approval not to be unreasonably withheld. The individuals separately disclosed to the Incumbent Designees by a letter dated the date hereof are deemed to have been approved for this purpose, and no further approval shall be required if any one of those persons is designated by the Signing Stockholders as the Additional New Designee. If the Additional New Designee is designated and approved by such date, the Board of Directors of the Company shall promptly take all necessary corporate action to increase the number of members of the Board of Directors of the Company by one member to include as a director the Additional New Designee. If the Additional New Designee is designated but not approved, the Signing Stockholders shall have the right to designate a substitute Additional New Designee within thirty (30) days after the date of such disapproval, which person shall be subject to the same approval process as described above. If the Additional New Designee (or any substitute Additional New Designee) is not so designated and approved, the Signing Stockholders shall have the right to designate only three members to serve on the Board of Directors for the duration of the Term, which number may be further reduced in accordance with Section 3(b) below. The Board of Directors by approval of this Agreement hereby nominates Messrs. Bologna, Meier, de Ziegler, Carvais, Strauss, Apostolakis, O'Donnell and Oskowitz as candidates for election to the Board of Directors at the 1998 Meeting.

                  (b) For the duration of the Term, the Signing Stockholders agree that, notwithstanding Sections 3(a) and 3(c) of this Agreement, if the aggregate number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), beneficially owned by Signing Stockholders who at
            ------------
such time have filed Schedule 13D's acknowledging cooperation with respect to matters relating to the Company or referring to the possibility of being deemed members of a group (whether or not disclaimed) (i) falls below 9% of the outstanding shares of Common Stock, the Signing Stockholders will have the right to designate only two (2) persons for nomination to the Board of Directors at the next annual meeting of stockholders, (ii) falls below 6% of the outstanding shares of Common Stock, the Signing Stockholders will have the right to designate only one (1) person for nomination to the Board of Directors at the next annual meeting of stockholders, and (iii) falls below 5% of the outstanding shares of Common Stock, the Signing Stockholders will not have the right to designate any persons for nomination to the Board of Directors at the next annual meeting of stockholders. Upon the designation and approval of the Additional New Designee pursuant to Section 3(a) hereof, the number of persons which the Signing Stockholders have the right to designate pursuant to clause (i) and clause (ii) above shall be increased by one (1) person. Notwithstanding the foregoing, if the Signing Stockholders' share ownership falls below 5% of the outstanding shares of Common Stock, but James J. Apostolakis (including any entities as to which he has claimed beneficial ownership in his current Schedule 13D) beneficially owns at least 80% of the number of outstanding shares of Common Stock reported as beneficially owned by him in Amendment No. 3 to his Schedule 13D (totalling 926,000 shares) at all times during the Term, the Company shall then use its best efforts to nominate, recommend and effectuate the election of Mr. Apostolakis to the Board of Directors at the 1998 Meeting and the 1999 Annual Meeting of Stockholders (the "1999 Meeting"). For purposes of this Section 3(b), the term "outstanding shares" shall mean all issued and outstanding shares of the Company's Common Stock as of December 10, 1998 (totalling 28,684,687 shares), without regard to any issuance of shares of Common Stock after such date.

                  (c) Subject to Section 3(b) of this Agreement, at the 1999 Meeting, the Company agrees to use its best efforts to nominate each of the Incumbent Designees and the New Designees for election to the Board of Directors. At the 1999 Meeting, the Company shall recommend to its stockholders that the Incumbent Designees and the New Designees be elected to the Board of Directors and use its best efforts to effectuate the election of the Incumbent Designees and the New Designees to the Board of Directors.

                  (d) If during the period commencing with the succession to office of the Board of Directors following the 1998 Meeting and ending immediately prior to the Company's 2000 Annual Meeting of Stockholders (the "2000 Meeting") at which directors are elected, a vacancy is created on the
 ------------
Board of Directors by reason of the death, removal or resignation of any director, the parties hereto agree to take such action to approve and elect a person to fill such vacancy, which person shall be designated for election as a director (i) by the remaining Incumbent Designees, if the person who has ceased to be a director was an Incumbent Designee, and (ii) by the remaining New Designees, subject to the approval of a majority of the Incumbent Designees, not to be unreasonably withheld, if the person who has ceased to be a director was a New Designee; provided, however, if Robert C. Strauss shall resign from the
              --------  -------
Board of Directors at any time when the Approved Designee is a member of the Board of Directors or the Additional New Designee is not on the Board of Directors, no action shall be taken to replace Mr. Strauss as a member of the Board of Directors, and the number of members of the Board of Directors shall be reduced by one member; provided further, however, if Robert C. Strauss shall resign from the Board of
-------- -------  -------
Directors at any time when the Approved Designee is not a member of the Board of Directors (and the Additional New Designee is on the Board of Directors), a vote of the majority of the entire Board of Directors shall be required to approve and elect a person to replace Mr. Strauss as a member of the Board of Directors, and thereafter the same vote shall be required to approve and elect any successor to the person so elected to replace Mr. Strauss, or any of such person's immediate or subsequent successors. Notwithstanding the foregoing, if during the period commencing with the succession to office of the Board of Directors following the 1998 Meeting and ending immediately prior to the Company's 2000 Meeting at which directors are elected, a vacancy, or vacancies, is or are created on the Board of Directors by reason of a New Designee's resignation from the Board of Directors and, at such time, the Signing Stockholders shall have lost their right to designate one or more persons for nomination to the Board of Directors at the next annual meeting of stockholders pursuant to Section 3(b) hereof, the Incumbent Designees shall approve and elect a person to fill the vacancy or vacancies caused by each such resignation.

                  4. Amendment of By-Laws. Effective at the 1998 Meeting, the
                     --------------------
By-Laws of the Company shall have been amended and restated in the form attached as Exhibit A hereto.
   ---------

                  5. Committee Participation. The Company agrees that during the
                     -----------------------
period commencing with the succession to office of the Board of Directors following the 1998 Annual Meeting and until the end of the Term, the Audit Committee and the Compensation Committee shall each consist of one Incumbent Designee, one New Designee (which shall be James J. Apostolakis) and Robert C. Strauss (or his successor), in each case to the extent such person shall otherwise be eligible to participate on such committee. During the Term there shall be no executive committee of the Board of Directors or other committee to which the Board of Directors may otherwise delegate all or any substantial portion of its authority.

                  6. No Proxy Contests or Other Stockholder Actions. During the
                     ----------------------------------------------
Term, each of the Signing Stockholders agrees that he or it:

                     (a) shall cause all shares of capital stock of the Company which have the right to vote generally in the election of directors or otherwise, including, without limitation, shares of Common Stock (collectively, "Voting Stock"), that are beneficially owned (within the meaning of Regulation 13D and Rules 13d-3 and 13d-5 under the Exchange
         Act) by such party (i) to be present,
         in person or by proxy, at all meetings of stockholders of the Company so that all such shares may be counted for the purpose of determining if a quorum is present at such meetings, (ii) to be voted as provided in Section 3 and in favor of the election of the Incumbent Designees and the New Designees to the Board of Directors at the 1998 Meeting and the 1999 Meeting, (iii) to be voted in favor of persons nominated and recommended by the Board of Directors of the Company in any other election of directors and (iv) to be voted in a manner consistent with the recommendation of the Board of Directors with respect to any other matter brought before stockholders of the Company (whether at a meeting or by written consent) other than a vote with respect to a business combination, sale, lease or exchange of property and assets, recapitalization, authorization or issuance of securities or dissolution involving the Company;

                           (b) shall not directly or indirectly (except through the Company pursuant to due authorization) solicit any proxies or consents with respect to Voting Stock or in any way participate in any "solicitation" of any "proxy" with respect to shares of Voting Stock (as such terms are defined in Rule 14a-1 under the Exchange Act) or become a "participant" in any election contest with respect to the Company (as such term is used in Rule 14a-11 under the Exchange Act) or request or induce or attempt to induce any other person to take any such actions or attempt to advise, counsel or otherwise influence in any way any person with respect to the voting of Voting Stock;

                           (c) except to the extent  previously  disclosed  on a
         Schedule 13D or amendment thereto filed with the Securities and Exchange Commission prior to November 23, 1998 or to the extent appropriate to reflect this Agreement, shall not (i) form, join or otherwise participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder) with respect to any Voting Stock (a "13D Group"), (ii) otherwise act in concert with any other person for the purpose of holding or voting Voting Stock, or
         (iii) file any amendment to any Schedule 13D that relates to a plan or proposal referred to in paragraph (d) of Item 4 of Schedule 13D or that contains any statement that is in any way inconsistent with the provisions of the Agreement;

                           (d) shall not deposit any Voting Stock in a voting trust or subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock or other agreement having similar effect, except that this clause (d) shall not apply to any arrangements that are reflected in the Company's 1998 Proxy Statement;

                           (e) except as expressly contemplated hereby, shall not make any proposal (including any proposal pursuant to Rule 14a-8 under the Exchange Act) or bring any business before any meeting of Stockholders and, other than actions proposed or taken at any meeting of the Board of Directors, shall not take or seek to take any action in the name or on behalf of the Company except pursuant to the performance of any responsibilities attendant to any office in the Company held by such party or pursuant to a resolution adopted by the Board of Directors;

                           (f) shall not call, request the call, or seek to call, any special meeting of stockholders of the Company;

                           (g) for a period of twelve (12) months following the succession to office of the New Designees, shall not take any action to remove, or otherwise seek the removal of, William J. Bologna as Chairman of the Board of Directors or Norman M. Meier as President and Chief Executive Officer of the Company; and

                           (h) shall not enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing matters referred to in this Section 6 or take any action that would otherwise be in contravention of any provision of this Agreement.

                  7. Confidentiality  Obligations of the Directors.  Each of the
                     ---------------------------------------------
Signing Stockholders who serves as a director on the Board of Directors acknowledges that as a director such person will receive and have access to certain non-public information concerning the Company and that he is aware that the United States securities laws prohibit any person who has material, non-public information concerning the matters of the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each of the Signing Stockholders who serves as a director on the Board of Directors also acknowledges that he is aware that he will be subject to Sections 16(a) and (b) of the Exchange Act and the rules and regulations promulgated thereunder.


                  8. Representations and Warranties of the Signing Stockholders.
                     ----------------------------------------------------------
The Company hereby represents and warrants to the Signing Stockholders as follows:

                           (a)  Authorization of Agreement.  The Company has the
                                --------------------------
         requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on behalf of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                           (b) Conflicts; Consents of Third Parties. Neither the
                               ------------------------------------
         execution and delivery by the Company of this Agreement nor the compliance by the Company with any of the provisions hereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Company is a party or by which the Company or its properties or assets are bound, or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company is bound.

                  9.       Representations and Warranties of the Signing
                           ---------------------------------------------
Stockholders. Each of the Signing Stockholders hereby represents and warrants to
------------
the Company as follows:

                           (a)  Authorization of Agreement.  Each of the Signing
                                --------------------------
         Stockholders has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each partnership or corporation which is a Signing Stockholder of this Agreement has been duly authorized by all necessary partnership or corporate action on behalf of such Signing Stockholder. This Agreement has been duly executed and delivered by each of the Signing Stockholders and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligations of such Signing Stockholder, enforceable against such Signing Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                           (b) Conflicts; Consents of Third Parties. Neither the
                               ------------------------------------
         execution and delivery by the Signing Stockholders of this Agreement nor the compliance by the Signing Stockholders with any of the provisions hereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or similar constitutive documents of any partnership or corporation which is a Signing Stockholder, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which any of the Signing Stockholders is a party or by which any such Signing Stockholder or its properties or assets are bound, or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which any of the Signing Stockholders is bound.

                           (c) Ownership of Shares. Each Signing Stockholder is
                               -------------------
         the beneficial owner (within the meaning of Regulation 13D and Rules 13d-3 and 13d-5 under the Exchange Act) of the shares of Common Stock indicated as being beneficially owned by such Signing Stockholder on Exhibit B hereto. Upon the request of the Board of Directors in connection with the nomination of persons for election to the Board of Directors at the 1999 Meeting, each of the Selling Stockholders shall deliver to the Board of Directors, not less than twenty (20) days prior to the date established as the record date for the 1999 Meeting, a statement in writing that sets forth the number of shares of Common Stock then beneficially owned by such Signing Stockholder as of such date, which statement shall be certified in writing by the record owner or broker-dealer, if any, holding such shares.

                           (d)  Information. The Signing Stockholders have
                                -----------
         furnished the Company with the information required under Item 401 of Regulation S-K with respect to each of the New Designees, and will furnish the Company any other information regarding the New Designees it shall reasonably request in connection with the preparation of the Company's 1998 Proxy Statement for the 1998 Meeting.

                  10.  Miscellaneous.
                       -------------

                  (a)  Amendment. No change or modification of this Agreement
                       ---------
shall be valid, binding or enforceable unless the same shall be in writing and signed by the Company, William J. Bologna, Norman M. Meier and the holders of a majority of outstanding shares of Common Stock then beneficially owned by the Signing Stockholders.

                  (b) No Waiver. Any waiver by any party of a breach of any
                      ---------
provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (c) Notices. All notices, requests or instruction hereunder
                      -------
shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or by telecopy (or like transmission), as follows:

                              (1)     if to the Company:

                                      2875 Northeast 191 Street
                                      Aventura, Florida 33180
                                      Attention:  President
                                      Fax: (305) 933-6090

                                      with a copy to:

                                      Weil, Gotshal & Manges LLP
                                      767 Fifth Avenue
                                      New York, New York 10153
                                      Attention:   Stephen M. Besen, Esq. or
                                                   Greg A. Danilow, Esq.
                                      Fax: (212) 310-8007

                              (2) if to any other party hereto, at his or its address set forth in the records of the Company or such other address as may be specified by such party by written notice as provided herein.

                  (d) Counterparts. This Agreement may be executed in two or
                      ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  (e) Governing Law. This Agreement, and all amendments hereto,
                      -------------
shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (f) Submission to Jurisdiction. The parties hereto hereby
                      --------------------------
irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York, Borough of Manhattan, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (g) Complete Agreement. This Agreement constitutes the
                      ------------------
complete understanding among the parties with respect to its subject matter and no alteration or modification of any of its provisions shall be valid unless made in writing and signed by all of the parties hereto.

                  (h) Section Headings. The section headings contained in this
                      ----------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (i) Binding Effect; Successors and Assigns. All of the terms
                      --------------
of this Agreement shall be binding upon and shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, personal representatives, successors and permitted assigns of the parties hereto, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties and any such attempted assignment without consent shall be void.

                  (j) Expenses. Not later than five (5) months after the date
                      --------
hereof, the Company shall reimburse the Signing Shareholders up to $60,000 for the reasonable and documented legal fees and expenses incurred by the Signing Shareholders in connection with the negotiation, execution and delivery of this Agreement.

                  IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.



                                            COLUMBIA LABORATORIES, INC.


                                            By:
                                               -------------------------------
                                                Name:
                                                Title:


                                            ----------------------------------
                                            William J. Bologna


                                            ----------------------------------
                                            Norman M. Meier


                                            ----------------------------------
                                            James J. Apostolakis


                                            ----------------------------------
                                            David Ray


                                            ----------------------------------
                                            Bernard Marden


                                            ----------------------------------
                                            Anthony R. Campbell



                                            ----------------------------------
                                            David M. Knott

                                            KNOTT PARTNERS, L.P.


                                            By:
                                               -------------------------------
                                                Name:
                                                Title:

                                                                      EXHIBIT A
                                                                      ---------

                          AMENDED AND RESTATED BY-LAWS

                           COLUMBIA LABORATORIES, INC.


                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. Annual Meeting. A meeting of stockholders shall be
                             --------------
held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date as may be fixed by the Board of Directors, or if no date is so fixed on the second Tuesday in April in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time and at such place as may be fixed by the Board of Directors.

                  SECTION 2. Special Meetings. Special meetings of the
                             ----------------
stockholders for any purpose may be called by the Board of Directors, the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notices of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

                  SECTION 3. Place of Meetings. Meetings of stockholders shall
                             -----------------
be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

                  SECTION 4. Notice of Meetings; Adjourned Meetings. Notice of
                             --------------------------------------
each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notices of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

                  A copy of the notice of any meeting shall be given, personally or by mail, not less then ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

                  When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

                  SECTION 5. Waiver of Notice. The transactions of any meeting
                             ----------------
of stockholders, however called and with whatever notice, if any, are as valid as though had at a meeting duly held after regular call and notice, if: (a) all the stockholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by anyone so present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signed a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.


                  Whenever notice is required to be given to any stockholder, a written waiver thereof signed by such stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of stockholders need be specified in any written waiver of notice thereof.

                  SECTION 6. Qualification of Voters. Except as may be otherwise
                             -----------------------
provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for every share standing in his name on the record of stockholders.

                  SECTION 7. Quorum. At any meeting of the stockholders the
                             ------
presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business.

                  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  SECTION 8. Proxies. Every stockholder entitled to vote at a
                             -------
meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be executed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy.

                  Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

                  SECTION 9. Voting. Except as otherwise required by law,
                             ------
directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

                  Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law or the Certificate of Incorporation, be authorized by a majority of the votes cast thereat, in person or by proxy.


                  SECTION 10. Action Without A Meeting. Whenever stockholders
                              ------------------------
are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  SECTION 11. Record Date. The Board of Directors is authorized
                              -----------
to fix a day not more than sixty (60) days nor less than ten (10) days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

                  SECTION 12. Inspectors of Election. The Chairman of any
                              ----------------------
meeting of the stockholders may appoint one or more Inspectors of Election. Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality, and according to the best of his or her ability.

                                   ARTICLE II.

                               BOARD OF DIRECTORS
                               ------------------

                  SECTION 1. Power of Board and Qualification of Directors. The
                             ---------------------------------------------
business and affairs of the Corporation shall be managed by the Board of Directors.

                  SECTION 2. Number of Directors. The number of directors
                             -------------------
constituting the entire Board of Directors shall be such number not less than one (1) nor more than fifteen (15) as may be fixed from time to time by resolution adopted by the stockholders or by the Board. The number of directors constituting the initial Board of Directors shall be three.

                  SECTION 3. Election and Term of Directors. At each annual
                             ------------------------------
meeting of stockholders, directors shall be elected to serve until the next annual meeting.

                  SECTION 4. Resignations. Any director of the Corporation may
                             ------------
resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 5. Removal of Directors. Any or all of the directors
                             --------------------
nay be removed with or without cause by vote of the stockholders.

                  SECTION 6. Newly Created Directorships and Vacancies. Newly
                             -----------------------------------------
created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by stockholders without cause may be filled by vote of a majority of the directors then in office although less than a quorum exists, or may be filled by the stockholders. Vacancies occurring as a result of the removal of directors by stockholders, without cause, shall be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders.


                  SECTION 7. Committees of Directors. The Board of Directors, by
                             -----------------------
resolution adopted by a majority of the entire Board of Directors, may designate from among its members committees, each consisting of one or more directors, and to which, to the extent provided in the resolution, the Board of Directors may delegate authority with respect to certain specific matters from time to time; provided, however, that with the exception of the Audit Committee and the Compensation Committee, the Board of Directors may not designate any committee which shall have all or any substantial portion of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend or to authorize the issuance of stock.

                  The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.


                  SECTION 8. Compensation of Directors. The Board of Directors
                             -------------------------
shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

                  SECTION 9. Interest of Director in a Transaction.
                             -------------------------------------

                  (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than as quorum; or

                  (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved, in good faith, by vote of the stockholders; or


                  (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                  (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

                                  ARTICLE III.

                             MEETINGS OF THE BOARD
                             ---------------------

                  SECTION 1. Regular Meetings. Regular meetings of the Board of
                             ----------------
Directors may be called by the Chairman of the Board or the President, without notice, at such time and place, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Chairman of the Board or the President, but not less than six (6) times annually.

                  SECTION 2. Special Meetings; Notice; Waiver. Special meetings
                             --------------------------------
of the Board of Directors may be held at any time, place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board or the President, by oral, telegraphic or written notice, duly given to or sent or mailed to each director not less than two (2) days before such meeting. Special meetings shall be called by the Chairman of the Board or the President upon the written request of any five (5) directors.

                  Notice of a special meeting need not be given to any director who submits a signed waiver or notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

                  A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

                  SECTION 3. Quorum; Action by the Board; Adjournment. At all
                             ----------------------------------------
meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

                  The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-Laws.

                  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

                  SECTION 4. Action Without a Meeting. Any action required or
                             ------------------------
permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee, whether done before or after the action so taken.

                  SECTION 5. Action Taken by Conference Telephone. Members of
                             ------------------------------------
the Board of Directors, or any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. If one or more of the members of the Board of Directors participating in the meeting is involuntarily disconnected from such meeting or can no longer hear or be heard by all other participating members, then such meeting shall be adjourned by either the Chairman of the Board or the President until such time as all members of the Board of Directors participating in the meeting are reconnected or restored to such meeting so that all persons can participate fully.

                                   ARTICLE IV.

                                    OFFICERS
                                    --------

                  SECTION 1. Officers. The Board of Directors shall elect a
                             --------
President, one or more Vice Presidents, a Secretary and a Treasurer of the Corporation, and from time to time, may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.

                  Notwithstanding Section 3 of Article III of these By-Laws, until after the annual meeting of stockholders to be held in 2000, a vote of 75% of the members constituting the whole Board shall be required in order to elect anyone other than William J. Bologna to the position of Chairman of the Board and anyone other than Norman M. Meier to the positions of President and Chief Executive Officer.

                  Securities of other corporations held by the corporation may be voted by any officer designated by the Board, and, in the absence of any such designation, by the President, any Vice President, the Secretary, or the Treasurer.

                  The Board may require any officer to give security for the faithful performance of his duties.

                  SECTION 2. President. The President shall be the chief
                             ---------
executive and chief operating officer of the Corporation with all the rights and powers incident to that position.


                  SECTION 3. Vice President. The Vice Presidents shall perform
                             --------------
such duties as may be prescribed or assigned to them by the Board of Directors, the Chairman of the Board or President. In the absence of the President the first-elected Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the first-elected Vice President shall perform the duties of the President until such time as the Board of Directors elects a new President. In the event of the absence, refusal or incapacity of the first-elected Vice President, the other Vice Presidents, in order of their rank, shall so perform the duties of the President; and the order of rank of such other Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors.


                  SECTION 4. Treasurer. The Treasurer shall perform all the
                             ---------
duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

                  SECTION 5. Secretary. The Secretary shall act as secretary of
                             ---------
and shall keep the minutes of the Board of Directors and of the stockholders, have the custody of the seal of the Corporation and perform all of the other duties usual to that office.

                  SECTION 6. Assistant Treasurer and Assistant Secretary. Any
                             -------------------------------------------
Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, or the President. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

                  SECTION 7. Term of Office; Removal. Each officer shall hold
                             -----------------------
office for such term as may be prescribed by the Board. Notwithstanding Section 3 of Article III, removal of the Chairman of the Board or the President for cause shall require the vote of 75% of the members constituting the whole Board, and removal of the Chairman of the Board or the President without cause shall require the vote of 66.67% of the members constituting the whole Board. All other officers may be removed at any time by the Board, with or without cause, by the vote of the majority of the Board. The removal of any officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer, shall not, of itself, create contract rights.

                  SECTION 8. Compensation. The compensation of all officers of
                             ------------
the Corporation shall be fixed by the Board of Directors.

                                ARTICLE V. SHARE

                                  CERTIFICATES
                                  ------------

                  SECTION 1. Form of Share Certificates. The shares of the
                             --------------------------
Corporation shall be represented by certificates, in such form as the Board of Directors may from tine to time prescribe, signed by the Chairman of the Board, the President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  SECTION 2. Lost Certificates. In case of the loss, theft,
                             -----------------
mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity or assurances as the Board of Directors may require.

                  SECTION 3. Transfer of Shares. Transfers of shares of stock
                             ------------------
shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.

                  SECTION 4. Registered Stockholders. Except as otherwise
                             -----------------------
provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                                   ARTICLE VI.

                                 INDEMNIFICATION
                                 ---------------

                  SECTION 1. Actions by or in the Right of the Corporation. Any
                             ---------------------------------------------
person made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with an appeal therein, to the fullest extent permitted by the General Corporation Law or any successor thereto.


                  SECTION 2. Action or Proceeding Other Than by or in the Right
                             --------------------------------------------------
of the Corporation. Any person made or threatened to be made a party to an
------------------
action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation in any capacity, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such Director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in which he had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent shall not in itself create a presumption that any such Director or officer did not act in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.


                  SECTION 3. Opinion of the Counsel. In taking any action or
                             ----------------------
making any determination pursuant to this Article, the Board of Directors and each Director, officer or employee, whether or not interested in any such action or determination, may rely upon an opinion of counsel selected by the Board.

                  SECTION 4. Other Indemnification; Limitation. The
                             ---------------------------------
Corporation's obligations under this Article shall not be exclusive or in limitation of but shall be in addition to any other rights to which any such person may be entitled under any other provision of these By-Laws, or by contract, or as a matter of law, or otherwise. All of the provisions of this
Article VI of the By-Laws shall be valid only to the extent permitted by the Certificate of Incorporation and the laws of the State of Delaware.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  SECTION 1. Corporate Seal. The corporate seal shall have
                             --------------
inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.

                  SECTION 2. Fiscal Year. The fiscal year of the Corporation
                             -----------
shall be the twelve month period ending December 31.

                  SECTION 3. Checks and Notes. All checks and demands for money
                             ----------------
and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be authorized from time to time by the Board of Directors.


                                 ARTICLE VIII.

                                   AMENDMENTS
                                   ----------

                  SECTION 1. Power to Amend. By-Laws of the Corporation may be
                             --------------
adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the stockholders entitled to vote thereon. Notwithstanding the foregoing provisions, any amendment to or repeal of Sections 1 or 2 of Article III, Sections 1 or 7 of Article IV, or Section 1 of Article VIII of these By-Laws by the Board of Directors shall require the vote of 75% of the members constituting the whole Board.

                                                                      EXHIBIT B
                                                                      ---------

                              SIGNING STOCKHOLDERS'

                          BENEFICIAL OWNERSHIP INTEREST

                                 IN COMMON STOCK


Signing Stockholder                                       Ownership Interest
-------------------                                       ------------------
James J. Apostolakis
                                                          935,900
David Ray                                                 214,000

Bernard Marden                                            375,000

Anthony R. Campbell                                       1,352,600

David M. Knott                                            968,100

Knott Partners, L.P.                                      460,000